SALEM COMMUNICATIONS ANNOUNCES INCREASE IN THIRD

QUARTER 2012 TOTAL REVENUE OF 4.1% TO $56.7 MILLION

CAMARILLO, CA November 8, 2012 – Salem Communications Corporation (Nasdaq: SALM) released its results for the three and nine months ended September 30, 2012.

Third Quarter 2012 Highlights

•

Third quarter revenue increased 4.1% to $56.7 million compared to the industry which was flat

•

Internet revenue increased 16.7%; continuing to grow our Internet presence with the acquisition of Sermonspice.com in August

•

Acquired a fourth signal in Tampa in August; programming WLCC-AM in Spanish language Christian teaching and talk format

•

Leverage ratio of 4.97; first time leverage ratio is below 5.00 since 2000

Third Quarter 2012 Results

For the quarter ended September 30, 2012 compared to the quarter ended September 30, 2011:

Consolidated

•

Total revenue increased 4.1% to $56.7 million from $54.5 million;

•

Operating expenses increased 6.7% to $48.2 million from $45.2 million;

•

Operating expenses excluding gain or loss on disposal of assets increased 5.5% to $47.7 million from $45.2 million;

•

Operating income decreased 8.7% to $8.5 million from $9.3 million;

•

Net income increased 126.8% to $3.4 million, or $0.13 net income per diluted share, from $1.5 million, $0.06 net income per diluted share, in the prior year;

•

EBITDA decreased 3.5% to $12.1 million from $12.5 million; and

•

Adjusted EBITDA decreased 1.6% to $13.0 million from $13.2 million.

Broadcast

•

Net broadcast revenue increased 2.5% to $45.9 million from $44.8 million;

•

Station operating income (“SOI”) decreased 2.1% to $15.3 million from $15.6 million;

•

Same station net broadcast revenue increased 2.1% to $45.7 million from $44.8 million;

•

Same station SOI decreased 2.4% to $15.3 million from $15.6 million; and

•

Same station SOI margin decreased to 33.4% from 35.0%.

Internet

•

Internet revenue increased 16.7% to $7.8 million from $6.7 million; and

•

Internet operating income increased 23.0% to $2.0 million from $1.6 million.

Publishing

•

Publishing revenue remained consistent at $3.0 million; and

•

Publishing operating income decreased 67.2% to $44,000 from $134,000.

Included in the results for the quarter ended September 30, 2012 are:

•

A $0.6 million loss ($0.4 million, net of tax, or $0.01 per share) on disposal of assets and;

•

A $0.3 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.2 million non-cash compensation included in corporate expenses; and

o

$0.1 million non-cash compensation included in broadcast operating expenses.

Included in the results for the quarter ended September 30, 2011 are:

•

A $0.3 million loss ($0.2 million, net of tax, or $0.01 per share) on early retirement of long-term debt due to the repurchase of $5.0 million of our 9 5/8% senior secured second lien notes due in 2016; and

•

A $0.2 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options primarily consisting of:

o

$0.1 million non-cash compensation included in corporate expenses; and

o

$0.1 million non-cash compensation included in broadcast operating expenses.

These results reflect the reclassification of the operations of Samaritan Fundraising to discontinued operations for the three months ended September 30, 2012 and 2011.

Per share numbers are calculated based on 25,358,052 diluted weighted average shares for the quarter ended September 30, 2012, and 24,746,164 diluted weighted average shares for the quarter ended September 30, 2011.

Year to Date 2012 Results

For the nine months ended September 30, 2012 compared to the nine months ended September 30, 2011:

Consolidated

•

Total revenue increased 4.7% to $168.6 million from $161.1 million;

•

Operating expenses increased 14.1% to $148.4 million from $130.0 million;

•

Operating expenses excluding gain or loss on disposal of assets and impairment of long-lived assets increased 5.9% to $142.2 million from $134.3 million;

•

Operating income decreased 34.9% to $20.3 million from $31.1 million;

•

Net income decreased 53.2% to $2.4 million, or $0.10 net income per diluted share, from $5.2 million, or $0.21 net income per diluted share, in the prior year;

•

EBITDA decreased 26.1% to $30.1 million from $40.8 million; and

•

Adjusted EBITDA decreased 0.9% to $38.3 million from $38.6 million.

Broadcast

•

Net broadcast revenue increased 2.5% to $136.2 million from $132.9 million;

•

SOI decreased 2.0% to $45.9 million from $46.9 million;

•

Same station net broadcast revenue increased 2.3% to $135.5 million from $132.4 million;

•

Same station SOI decreased 1.7% to $45.9 million from $46.7 million; and

•

Same station SOI margin decreased to 33.9% from 35.3%.

Internet

•

Internet revenue increased 21.4% to $23.3 million from $19.2 million; and

•

Internet operating income increased 45.8% to $5.4 million from $3.7 million.

Publishing

•

Publishing revenue increased 1.4% to $9.1 million from $9.0 million; and

•

Publishing operating income decreased 60.5% to $0.2 million from $0.5 million.

Included in the results for the nine months ended September 30, 2012 are:

•

A $0.6 million loss ($0.3 million, net of tax, or $0.01 per share) on disposal of assets;

•

A $0.9 million loss ($0.5 million, net of tax, or $0.02 per share) on early retirement of long-term debt due to the repurchase of $17.5 million of our 9 5/8% senior secured second lien notes due in 2016;

•

A $5.6 million impairment loss ($3.4 million, net of tax, or $0.14 per share) on land in Covina, California; and

•

A $1.0 million non-cash compensation charge ($0.6 million, net of tax, or $0.02 per share) related to the expensing of stock options consisting of:

o

$0.7 million non-cash compensation included in corporate expenses;

o

$0.2 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in internet operating expenses.

Included in the results for the nine months ended September 30, 2011 are:

•

A $4.3 million gain ($2.6 million, net of tax, or $0.11 per diluted share) on disposal of assets comprised of a $2.4 million pre-tax gain from the sale of KKMO-AM in Seattle, Washington and a $2.1 million pre-tax gain from the sale of KXMX-AM in Los Angeles, California, partially offset by losses from various fixed asset and equipment disposals;

•

A $1.4 million loss ($0.8 million, net of tax, or $0.03 per share) on early retirement of long-term debt due to the repurchase and redemption of $22.5 million of our 9 5/8% senior secured second lien notes due in 2016; and

•

A $0.6 million non-cash compensation charge ($0.4 million, net of tax, or $0.02 per share) related to the expensing of stock options primarily consisting of:

o

$0.4 million non-cash compensation included in corporate expenses; and

o

$0.2 million non-cash compensation included in broadcast operating expenses.

These results reflect the reclassification of the operations of Samaritan Fundraising to discontinued operations for the nine months ended September 30, 2012 and 2011.

Per share numbers are calculated based on 24,893,832 diluted weighted average shares for the nine months ended September 30, 2012, and 24,665,649 diluted weighted average shares for the nine months ended September 30, 2011.

Balance Sheet

As of September 30, 2012, the company had $217.5 million of 9 5/8% senior secured second lien notes outstanding, $29.4 million drawn on its revolver, $8.8 million subordinated debt and $15.0 million subordinated debt payable to related parties.  The company was in compliance with the covenants of its credit facility and bond indenture.  The company’s bank leverage ratio was 4.97 versus a compliance covenant of 6.25.

Cash Distribution

Salem paid a cash distribution of $0.035 per share on its Class A and Class B common stock on September 28, 2012 to shareholders of record as of September 14, 2012.  The distribution totaled approximately $0.9 million.  For the year, Salem has paid $2.6 million, or $0.10 per share, in cash distributions.

Acquisitions and Divestitures

The following transactions were completed since July 1, 2012:

•

On August 30, 2012, we acquired SermonSpice.com for $3.0 million;

•

On August 31, 2012, we completed the acquisition of radio station WLCC-AM, Tampa, Florida, for $1.2 million; and

•

On October 2, 2012, we acquired Godvine.com for $4.2 million.

The following transactions are currently pending:

•

On August 30, 2012, we entered into an agreement to acquire radio station WMUU-FM, Greenville, South Carolina for $6.0 million;

•

On October 19, 2012, we entered into an agreement to purchase radio station WJKR-FM in Columbus, Ohio for $4.0 million; and

•

On November 6, 2012, we gave notice to redeem $4.0 million of our 9 5/8% Notes at a price equal to 103% of the face value on December 12, 2012.

Conference Call Information

Salem will host a teleconference to discuss its results on November 8, 2012 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (719) 325-4804, passcode 8814010 or listen via the investor relations portion of the company’s website, located at www.salem.cc.  A replay of the teleconference will be available through November 22, 2012 and can be heard by dialing (719) 457-0820, passcode 8814010 or on the investor relations portion on the company’s website, located at www.salem.cc.

Fourth Quarter 2012 Outlook

For the fourth quarter of 2012, Salem is projecting total revenue to increase 3% to 5% over fourth quarter 2011 total revenue of $57.1 million.  Salem is also projecting operating expenses before gain or loss on disposal of assets, terminated transaction costs and abandoned license upgrades and impairments to increase 3% to 6% as compared to the fourth quarter of 2011 operating expenses of $46.0 million.

About Salem Communications

Salem Communications Corporation is the largest commercial U.S. radio broadcasting company that provides programming targeted at audiences interested in Christian and conservative opinion radio content, as measured by the number of stations and audience coverage.  Upon completion of all announced transactions, the company will own and/or operate a national portfolio of 99 radio stations in 38 markets, including 61 stations in 22 of the top 25 markets.  We also program the Family Talk™ Christian-themed talk format on SiriusXM Channel 131.

Salem also owns Salem Radio Network, a national radio network that syndicates talk, news and music programming to approximately 2,300 affiliated radio stations and Salem Media Representatives, a national media advertising sales firm with offices across the country.

In addition to its radio broadcast business, Salem owns an Internet and a publishing division. Salem Web Network is a provider of online Christian and conservative-themed content and streaming and includes websites such as Christian faith focused Christianity.com, Questions and Answers about Jesus Christ at Jesus.org, Christian living focused Crosswalk.com®, online Bible at BibleStudyTools.com, Christian videos at GodTube.com,  a leading website providing church media at WorshipHouseMedia.com and Christian radio ministries online at OnePlace.com. Additionally Salem owns conservative news leader Townhall.com® and conservative political blog HotAir.com, providing conservative commentary, news and blogging. Salem Publishing™ circulates Christian and conservative magazines such as Homecoming® The Magazine, YouthWorker Journal™, The Singing News, FaithTalk Magazine, Preaching and Townhall Magazine™. Xulon Press™ is a provider of self publishing services targeting the Christian audience.

Company Contact:

Evan D. Masyr

Salem Communications

(805) 384-4512

evanm@salem.cc

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcast revenues minus broadcast operating expenses. Non-broadcast operating income is defined as non-broadcast revenue minus non-broadcast operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before impairment of long-lived assets, gain or loss on the disposal of assets and non-cash compensation expense.  In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are generally recognized by the broadcast industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcast. Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem’s definitions of station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
		2011	2012		2011	2012
	(Unaudited)
Net broadcast revenue		$44,793	$45,895		$132,929	$136,224
Net Internet revenue		6,686	7,800		19,168	23,269
Net publishing revenue		3,024	3,024		9,009	9,136
Total revenue		54,503	56,719		161,106	168,629
Operating expenses:
Broadcast operating expenses		29,198	30,628		86,054	90,289
Internet operating expenses		5,080	5,825		15,457	17,858
Publishing operating expenses		2,890	2,980		8,541	8,951
Corporate expenses		4,285	4,643		13,040	14,314
Impairment of long-lived assets		―	―		―	5,608
Depreciation and amortization		3,732	3,577		11,233	10,775
(Gain) loss on disposal of assets		32	587		(4,343)	563
Total operating expenses		45,217	48,240		129,982	148,358
Operating income		9,286	8,479		31,124	20,271
Other income (expense):
Interest income		57	24		154	83
Interest expense		(6,826)	(6,127)		(21,125)	(18,787)
Gain (loss) on early redemption of long-term debt		(305)	―		(1,395)	(893)
Other income (expense), net		3	60		(20)	71
Income from continuing operations before income taxes		2,215	2,436		8,738	745
Provision for (benefit from) income taxes		526	(971)		3,405	(1,768)
Income from continuing operations		1,689	3,407		5,333	2,513
Loss from discontinued operations, net of tax		(204)	(39)		(161)	(94)
Net income		$1,485	$3,368		$5,172	$2,419

Basic income per share before discontinued operations		$0.07	$0.14		$0.22	$0.10
Income (loss) per share from discontinued operations, net of tax		(0.01)	―		(0.01)	―
Basic income per share after discontinued operations		$(0.06)	$0.13		$0.21	$0.10

Diluted income per share before discontinued operations		$0.07	$0.14		$0.22	$0.10
Income (loss) per share from discontinued operations, net of tax		(0.01)	―		(0.01)	―
Diluted income per share after discontinued operations		$0.06	$0.13		$0.21	$0.10

Dividends per share	$	―	$0.03	$	―	$0.10

Basic weighted average shares outstanding		24,546,056	24,663,027		24,448,722	24,528,091
Diluted weighted average shares outstanding		24,746,164	25,358,052		24,665,649	24,893,832

Other data:
Station operating income		$15,595	$15,267		$46,875	$45,935
Station operating margin		34.8%	33.3%		35.3%	33.7%

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)
	December 31, 2011	September 30, 2012
		(Unaudited)
Assets
Cash	$67	$195
Restricted cash	110	―
Trade accounts receivable, net	31,001	33,168
Deferred income taxes	6,403	7,027
Other current assets	4,385	7,188
Property, plant and equipment	111,222	100,668
Intangible assets, net	399,942	403,495
Deferred financing costs	5,489	4,379
Other assets	2,691	2,964
Total assets	$561,310	$559,084

Liabilities and Stockholders’ Equity
Current liabilities	$36,515	$49,881
Long-term debt and capital lease obligations	265,679	250,455
Deferred income taxes	48,077	46,660
Other liabilities	7,991	8,116
Stockholders’ equity	203,048	203,972
Total liabilities and stockholders’ equity	$561,310	$559,084

Salem Communications Corporation
Supplemental Information
(in thousands)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2012	2011	2012
	(Unaudited)
Capital Expenditures
Acquisition related / income producing	$307	$11	$1,693	$1,096
Maintenance	1,300	1,550	4,238	5,311
Total capital expenditures	$1,607	$1,561	$5,931	$6,407

Reconciliation of Same Station Net Broadcast Revenue to Total Net Broadcast Revenue
Net broadcast revenue – same station	$44,763	$45,721	$132,359	$135,456
Net broadcast revenue – acquisitions	―	174	117	621
Net broadcast revenue – dispositions	32	―	308	6
Net broadcast revenue – format changes	(2)	―	145	141
Total net broadcast revenue	$44,793	$45,895	$132,929	$136,224

Reconciliation of Same Station Broadcast Operating Expenses to Total Broadcast Operating Expenses
Broadcast operating expenses – same station	$29,117	$30,452	$85,684	$89,567
Broadcast operating expenses revenue – acquisitions	―	172	109	503
Broadcast operating expenses – dispositions	81	3	108	72
Broadcast operating expenses – format changes	―	1	153	147
Total broadcast operating expenses	$29,198	$30,628	$86,054	$90,289

Reconciliation of Same Station Operating Income to Total Station Operating Expenses
Station operating income – same station	$15,646	$15,269	$46,675	$45,889
Station operating income – acquisitions	―	2	8	118
Station operating income – dispositions	(49)	(3)	200	(66)
Station operating income – format changes	(2)	(1)	(8)	(6)
Total station operating income	$15,595	$15,267	$46,875	$45,935

Salem Communications Corporation
Supplemental Information
(in thousands)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2012	2011	2012
	(Unaudited)
Reconciliation of SOI and Internet Operating Income and Publishing Operating Income to Operating Income
Station operating income	$15,595	$15,267	$46,875	$45,935
Internet operating income	1,606	1,975	3,711	5,411
Publishing operating income	134	44	468	185
Less:
Corporate expenses	(4,285)	(4,643)	(13,040)	(14,314)
Depreciation and amortization	(3,732)	(3,577)	(11,233)	(10,775)
Impairment of long-lived assets	―	―	―	(5,608)
(Gain) loss on disposal of assets	(32)	(587)	4,343	(563)
Operating income	$9,286	$8,479	$31,124	$20,271

Reconciliation of Adjusted to EBITDA to EBITDA to Net Income
Adjusted EBITDA	$13,218	$13,002	$38,640	$38,283
Less:
Stock-based compensation	(165)	(299)	(646)	(995)
Loss on early retirement of long-term debt	(305)	―	(1,395)	(893)
Discontinued operations, net of tax	(204)	(39)	(161)	(94)
Impairment of long-lived assets	―	―	―	(5,608)
(Gain) loss on disposal of assets	(32)	(587)	4,343	(563)
EBITDA	12,512	12,077	40,781	30,130
Plus:
Interest income	57	24	154	83
Less:
Depreciation and amortization	(3,732)	(3,577)	(11,233)	(10,775)
Interest expense	(6,826)	(6,127)	(21,125)	(18,787)
Provision for (benefit) from income taxes	(526)	971	(3,405)	1,768
Net income	$1,485	$3,368	$5,172	$2,419
Reconciliation of Adjusted EBITDA to Free Cash Flow
Adjusted EBITDA	$13,218	$13,002	$38,640	$38,283
Less:
Cash interest	(440)	(480)	(13,937)	(12,417)
Cash taxes	(30)	(45)	(250)	(251)
Capital expenditures	(1,607)	(1,561)	(5,931)	(6,407)
Free Cash Flow	$11,141	$10,916	$18,522	$19,208
Selected Debt Data	Outstanding at September 30, 2012	Applicable Interest Rate
9 5/8% senior subordinated notes	$217,500	9.63%
Revolving credit facility	29,369	3.29%
Subordinated debt	8,750	4.25%
Subordinated debt due to related parties	15,000	5.00%